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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of First Merchants Acceptance Corporation on Form S-3 of our report dated January 25, 1996 (October 10, 1996 as to Notes 16 and 17), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings "Selected Financial and Operating Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Chicago, Illinois
October 10, 1996